PRESS RELEASE

 AbbVie Reports Full-Year and Fourth-Quarter 2022 Financial Results

•Reports Full-Year Diluted EPS of $6.63 on a GAAP Basis, an Increase of 2.8 Percent; Adjusted Diluted EPS of $13.77, an Increase of 16.4 Percent; These Results Include an Unfavorable Impact of $0.39 Per Share related to 2022 Acquired IPR&D and Milestones Expense1

•Delivers Full-Year Net Revenues of $58.054 Billion, an Increase of 3.3 Percent on a Reported Basis and 5.1 Percent on an Operational Basis

•Full-Year Global Net Revenues from the Immunology Portfolio Were $28.924 Billion, an Increase of 14.4 Percent on a Reported Basis, or 16.0 Percent on an Operational Basis; Global Humira Net Revenues Were $21.237 billion; Global Skyrizi Net Revenues Were $5.165 Billion; Global Rinvoq Net Revenues Were $2.522 Billion

•Full-Year Global Net Revenues from the Hematologic Oncology Portfolio Were $6.577 Billion, a Decrease of 9.0 Percent on a Reported Basis, or 7.6 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $4.568 Billion; Global Venclexta Net Revenues Were $2.009 Billion

•Full-Year Global Net Revenues from the Neuroscience Portfolio Were $6.528 Billion, an Increase of 10.1 Percent on a Reported Basis, or 11.6 Percent on an Operational Basis; Global Botox Therapeutic Net Revenues Were $2.719 Billion; Global Vraylar Net Revenues Were $2.038 Billion

•Full-Year Global Net Revenues from the Aesthetics Portfolio Were $5.333 Billion, an Increase of 1.9 Percent on a Reported Basis, or 5.1 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $2.615 Billion; Global Juvederm Net Revenues Were $1.428 Billion

•Reports Fourth-Quarter Diluted EPS of $1.38 on a GAAP Basis, a decrease of 38.9 Percent; Adjusted Diluted EPS of $3.60, an increase of 16.9 Percent; These Results Include an Unfavorable Impact of $0.13 Per Share Related to Fourth-Quarter 2022 Acquired IPR&D and Milestones Expense

•Delivers Fourth-Quarter Net Revenues of $15.121 Billion, an Increase of 1.6 Percent on a Reported Basis and 3.8 Percent on an Operational Basis

•Provides 2023 Adjusted Diluted EPS Guidance Range of $10.70 to $11.10, which Excludes Any Unfavorable Impact Related to Acquired IPR&D and Milestones Expense

NORTH CHICAGO, Ill., February 9, 2023 – AbbVie (NYSE:ABBV) announced financial results for the fourth quarter and full year ended December 31, 2022.

"2022 was another highly productive year capping a decade of outstanding performance. Since our inception, we have built a diverse portfolio of growth products with significant leadership positions, developed a robust pipeline of innovative assets and created a culture of strong execution," said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. "Looking forward, we have a solid foundation which will allow us to absorb the U.S. Humira loss of exclusivity, return to strong top-line growth in 2025 and drive top-tier financial performance over the long term."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates. [1]Beginning in the first quarter 2022, AbbVie includes the impact of upfront and milestone payments related to collaborations, licensing agreements and other asset acquisitions in its reported non-GAAP financial measures.	1

Fourth-Quarter Results
•Worldwide net revenues were $15.121 billion, an increase of 1.6 percent on a reported basis, or 3.8 percent on an operational basis.
•Global net revenues from the immunology portfolio were $7.925 billion, an increase of 17.5 percent on a reported basis, or 19.5 percent on an operational basis.
◦Global Humira net revenues of $5.579 billion increased 4.6 percent on a reported, or 6.0 percent on an operational basis. U.S. Humira net revenues were $5.006 billion, an increase of 9.9 percent. Internationally, Humira net revenues were $573 million, a decrease of 26.5 percent on a reported basis, or 16.9 percent on an operational basis.
◦Global Skyrizi net revenues were $1.576 billion, an increase of 76.1 percent on a reported basis, or 78.9 percent on an operational basis.
◦Global Rinvoq net revenues were $770 million, an increase of 49.0 percent on a reported basis, or 55.4 percent on an operational basis.
•Global net revenues from the hematologic oncology portfolio were $1.631 billion, a decrease of 12.9 percent on a reported basis, or 11.2 percent on an operational basis.
◦Global Imbruvica net revenues were $1.115 billion, a decrease of 19.5 percent, with U.S. net revenues of $841 million and international profit sharing of $274 million.
◦Global Venclexta net revenues were $516 million, an increase of 5.7 percent on a reported basis, or 12.2 percent on an operational basis.
•Global net revenues from the neuroscience portfolio were $1.710 billion, an increase of 3.4 percent on a reported basis, or 5.1 percent on an operational basis.
◦Global Botox Therapeutic net revenues were $728 million, an increase of 8.5 percent on a reported basis, or 10.7 percent on an operational basis.
◦Global Vraylar net revenues were $565 million, an increase of 15.5 percent.
◦Global Ubrelvy net revenues were $197 million, an increase of 7.7 percent.
•Global net revenues from the aesthetics portfolio were $1.287 billion, a decrease of 8.5 percent on a reported basis, or 4.2 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $642 million, an increase of 2.6 percent on a reported basis, or 7.1 percent on an operational basis.
◦Global Juvederm net revenues were $322 million, a decrease of 25.4 percent on a reported basis, or 19.0 percent on an operational basis.
•On a GAAP basis, the gross margin ratio in the fourth quarter was 72.4 percent. The adjusted gross margin ratio was 86.0 percent.
•On a GAAP basis, selling, general and administrative (SG&A) expense was 22.6 percent of net revenues. The adjusted SG&A expense was 20.8 percent of net revenues.
•On a GAAP basis, research and development (R&D) expense was 11.8 percent of net revenues. The adjusted R&D expense was 11.5 percent of net revenues, reflecting funding actions supporting all stages of our pipeline.
•Acquired IPR&D and milestones expense was 1.6 percent of net revenues.
•On a GAAP basis, the operating margin in the fourth quarter was 36.4 percent. The adjusted operating margin was 52.1 percent.
•Net interest expense was $476 million.
•On a GAAP basis, the tax rate in the quarter was 16.6 percent. The adjusted tax rate was 13.4 percent.
•Diluted EPS in the fourth quarter was $1.38 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $3.60. These results include an unfavorable impact of $0.13 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced the European Commission (EC) approved Skyrizi (risankizumab, 600 mg intravenous induction and 360 mg subcutaneous maintenance therapy) as the first specific interleukin-23 (IL-23) inhibitor for the treatment of adults with moderately to severely active Crohn's disease (CD) who have had inadequate response, lost response or were intolerant to conventional or biologic therapy. The approval is supported by results from three Phase 3 studies in which Skyrizi demonstrated significant improvement in clinical remission and endoscopic response, compared to placebo, as both induction and maintenance therapy. This approval marks the third indication for Skyrizi in the European Union (EU). Skyrizi is part of a collaboration between Boehringer Ingelheim and AbbVie, with AbbVie leading development and commercialization globally.

•At the American College of Rheumatology’s (ACR) annual meeting, AbbVie shared 36 abstracts that underscore AbbVie’s commitment to advancing research to help more people living with rheumatic diseases. Analyses presented showcased data from the clinical trial programs evaluating Rinvoq (upadacitinib) for the treatment of rheumatoid arthritis (RA), psoriatic arthritis (PsA) and axial spondyloarthritis (AS) as well as data evaluating Skyrizi for the treatment of psoriasis (PsO) and PsA.

•AbbVie announced that the U.S. Food and Drug Administration (FDA) accepted, for priority review, the Biologics License Application (BLA) for epcoritamab, an investigational subcutaneous bispecific antibody for the treatment of adult patients with relapsed/refractory (r/r) large B-cell lymphoma (LBCL). Additionally, AbbVie announced the European Medicines Agency (EMA) validated AbbVie’s Marketing Authorization Application (MAA) for epcoritamab for the treatment of adult patients with r/r diffuse LBCL. Both applications are supported by data from the EPCORE NHL-1 Phase 2 trial evaluating the safety and preliminary efficacy of subcutaneous epcoritamab in adult patients with relapsed, progressive or refractory CD20+ mature B-cell non-Hodgkin's lymphoma (NHL). Epcoritamab is being co-developed by Genmab and AbbVie.

•At the American Society of Hematology (ASH) Annual Meeting, AbbVie presented results from nearly 65 abstracts, including 15 oral presentations, across eight types of cancer. Highlights included four oral presentations evaluating investigational epcoritamab for the treatment of r/r follicular lymphoma (FL), previously untreated FL, r/r diffuse LBCL as well as Richter’s syndrome; data from cohort three of the Phase 2 REFINE study evaluating navitoclax in combination with ruxolitinib in JAK inhibitor-naïve patients with myelofibrosis (MF); data from the Phase 2 CAPTIVATE and Phase 3 GLOW studies evaluating fixed-duration treatment in patients with chronic lymphocytic leukemia (CLL)/small lymphocytic leukemia (SLL) who received the Imbruvica (ibrutinib) + Venclexta (venetoclax) combination regimen. AbbVie also presented multiple abstracts evaluating Venclexta in approved CLL and acute myeloid leukemia (AML) indications and the investigational multiple myeloma (MM) indication. Imbruvica is jointly developed and commercialized with Janssen Biotech, Inc. Venetoclax is being developed by AbbVie and Roche and is jointly commercialized by AbbVie and Genentech, a member of the Roche Group, in the U.S. and by AbbVie outside of the U.S.

•AbbVie announced that the FDA approved Vraylar (cariprazine) as an adjunctive therapy to antidepressants for the treatment of major depressive disorder (MDD) in adults. The approval marks the fourth indication for Vraylar, which is now the first and only dopamine and serotonin partial agonist FDA-approved for the most common forms of depression – as an adjunctive treatment for MDD and the treatment of depressive episodes associated with bipolar I disorder. The approval is supported by clinical data demonstrating the efficacy and well-established tolerability of Vraylar as an adjunctive treatment for MDD with an antidepressant therapy. Vraylar is being co-developed by AbbVie and Gedeon Richter Plc.

•At the European Headache Federation Congress (EHC) 2022, AbbVie shared 15 abstracts which underscore its commitment to people living with migraine. Presentations highlighted late-breaking data from the Chronic Migraine Epidemiology and Outcomes - International (CaMEO-I) study, evaluating the frequency and burden of neck pain with headache among people with and without migraine, as well as results from the Phase 3 PROGRESS trial evaluating Qulipta (atogepant) for the preventive treatment of chronic migraine (CM) in patients living in Europe.

Recent Events (Continued)

•AbbVie announced new results from its exploratory NOVA phase 2 dose-ranging study evaluating the efficacy and safety of AGN-151607, a novel investigational neurotoxin for the prevention of postoperative atrial fibrillation (POAF) in cardiac surgery patients, at the American Heart Association Scientific Sessions meeting. The study’s primary endpoint was not met for the modified intent-to-treat (mITT) population; however, the data showed relative risk reduction in specific study populations such as coronary artery bypass graft (CABG) patients and patients aged 65 years and older, as well as overall lower rates of rehospitalization within 30 days compared to placebo. Adverse Events (AEs) were numerically similar across all treatment groups.

•AbbVie and HotSpot Therapeutics, Inc., a biotechnology company pioneering the discovery and development of small molecule allosteric therapies for the treatment of cancer and autoimmune diseases, announced an exclusive worldwide collaboration and option to license agreement for HotSpot's discovery-stage interferon regulatory factor 5 (IRF5) inhibitor program for the potential treatment of autoimmune diseases.

•AbbVie and Immunome, a clinical-stage biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, announced a worldwide collaboration and option agreement directed to the discovery of up to 10 novel antibody-target pairs arising from three specified tumor types using Immunome's Discovery Engine.

•AbbVie and Anima Biotech, announced a collaboration to discover and develop mRNA biology modulators for three targets across Immunology and Oncology. Anima will use its mRNA Lightning platform to discover novel mRNA biology modulators against the collaboration targets providing AbbVie exclusive rights to license and further develop and commercialize the programs.

Full-Year 2023 Outlook
AbbVie is issuing its adjusted diluted EPS guidance for the full-year 2023 of $10.70 to $11.10. The company's 2023 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred during 2023, as both cannot be reliably forecasted.
About AbbVie
AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, oncology, neuroscience, eye care, virology, and gastroenterology, in addition to products and services across our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.
Conference Call
AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our fourth-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.
Non-GAAP Financial Results
Financial results for 2022 and 2021 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. Beginning in the first quarter of 2022, the company includes the impact of upfront and milestone payments related to collaborations, licensing agreements, and other asset acquisitions in its reported non-GAAP financial measures. Prior periods have been revised to conform to the current period presentation. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2021 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Frank Benenati	Liz Shea
(224) 668-4169	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended December 31, 2022
(Unaudited)

				% Change vs. 4Q21
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$12,192	$2,929	$15,121	4.4%	(8.7)%	1.6%	1.8%	3.8%

Immunology	6,975	950	7,925	22.5	(9.5)	17.5	3.2	19.5
Humira	5,006	573	5,579	9.9	(26.5)	4.6	(16.9)	6.0
Skyrizi	1,403	173	1,576	84.3	29.1	76.1	47.9	78.9
Rinvoq	566	204	770	48.6	50.1	49.0	74.5	55.4

Hematologic Oncology	1,110	521	1,631	(18.7)	2.6	(12.9)	8.8	(11.2)
Imbruvica[b]	841	274	1,115	(24.6)	1.6	(19.5)	1.6	(19.5)
Venclexta	269	247	516	7.7	3.7	5.7	17.0	12.2

Aesthetics	835	452	1,287	(4.7)	(14.8)	(8.5)	(3.4)	(4.2)
Botox Cosmetic	422	220	642	6.4	(4.0)	2.6	8.3	7.1
Juvederm Collection	128	194	322	(28.3)	(23.3)	(25.4)	(12.4)	(19.0)
Other Aesthetics	285	38	323	(5.3)	(21.4)	(7.6)	(11.7)	(6.2)

Neuroscience	1,506	204	1,710	4.7	(5.7)	3.4	7.2	5.1
Botox Therapeutic	614	114	728	9.6	2.8	8.5	16.2	10.7
Vraylar	564	1	565	15.4	n/m	15.5	n/m	15.5
Duodopa	23	84	107	(18.3)	(15.8)	(16.3)	(3.2)	(6.5)
Ubrelvy	197	—	197	7.5	n/m	7.7	n/m	7.7
Qulipta	52	—	52	>100.0	n/m	>100.0	n/m	>100.0
Other Neuroscience	56	5	61	(66.2)	(8.8)	(64.5)	(1.1)	(64.3)

Eye Care	338	252	590	(49.7)	(12.4)	(38.5)	(1.3)	(35.2)
Lumigan/Ganfort	56	67	123	(22.1)	(13.0)	(17.4)	(3.3)	(12.4)
Alphagan/Combigan	41	33	74	(59.4)	(16.2)	(47.4)	(4.5)	(44.1)
Restasis	103	7	110	(70.5)	(49.0)	(69.6)	(45.0)	(69.4)
Other Eye Care	138	145	283	(7.7)	(7.8)	(7.7)	4.5	(1.4)

Other Key Products	791	195	986	(1.5)	(18.4)	(5.4)	(6.2)	(2.6)
Mavyret	193	187	380	(1.8)	(18.8)	(11.0)	(6.5)	(4.4)
Creon	337	—	337	3.0	n/m	3.0	n/m	3.0
Linzess/Constella	261	8	269	(6.5)	(7.5)	(6.6)	2.2	(6.3)
a    "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    Reflects profit sharing for Imbruvica international revenues.
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Twelve Months Ended December 31, 2022
(Unaudited)

				% Change vs. 12M21
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$45,713	$12,341	$58,054	5.1%	(2.7)%	3.3%	5.5%	5.1%

Immunology	24,897	4,027	28,924	18.1	(4.0)	14.4	5.7	16.0
Humira	18,619	2,618	21,237	7.4	(22.2)	2.6	(14.9)	3.8
Skyrizi	4,484	681	5,165	80.4	50.4	75.7	67.1	78.3
Rinvoq	1,794	728	2,522	41.2	91.4	52.8	>100.0	58.1

Hematologic Oncology	4,435	2,142	6,577	(15.6)	8.6	(9.0)	13.9	(7.6)
Imbruvica[b]	3,426	1,142	4,568	(20.7)	5.1	(15.5)	5.1	(15.5)
Venclexta	1,009	1,000	2,009	8.0	12.9	10.4	24.6	16.1

Aesthetics	3,324	2,009	5,333	(0.8)	6.7	1.9	15.6	5.1
Botox Cosmetic	1,654	961	2,615	16.2	18.9	17.2	28.8	20.8
Juvederm Collection	548	880	1,428	(16.7)	0.3	(7.0)	8.9	(2.1)
Other Aesthetics	1,122	168	1,290	(11.5)	(14.9)	(12.0)	(8.3)	(11.1)

Neuroscience	5,681	847	6,528	12.3	(2.3)	10.1	7.7	11.6
Botox Therapeutic	2,255	464	2,719	12.1	5.6	10.9	15.3	12.6
Vraylar	2,037	1	2,038	17.9	n/m	17.9	n/m	17.9
Duodopa	95	363	458	(6.7)	(11.3)	(10.4)	(0.8)	(2.0)
Ubrelvy	680	—	680	23.2	n/m	23.3	n/m	23.3
Qulipta	158	—	158	>100.0	n/m	>100.0	n/m	>100.0
Other Neuroscience	456	19	475	(30.5)	4.8	(29.6)	9.0	(29.5)

Eye Care	1,603	1,098	2,701	(33.3)	(5.7)	(24.3)	3.7	(21.2)
Lumigan/Ganfort	242	272	514	(11.0)	(11.3)	(11.2)	(3.0)	(6.8)
Alphagan/Combigan	202	144	346	(45.8)	(7.9)	(34.6)	2.5	(31.5)
Restasis	621	45	666	(49.6)	(20.2)	(48.3)	(13.8)	(48.0)
Other Eye Care	538	637	1,175	2.3	(1.2)	0.4	8.7	5.9

Other Key Products	3,036	818	3,854	2.9	(17.2)	(2.2)	(7.9)	0.1
Mavyret	755	786	1,541	0.2	(17.8)	(9.9)	(8.5)	(4.7)
Creon	1,278	—	1,278	7.3	n/m	7.3	n/m	7.3
Linzess/Constella	1,003	32	1,035	(0.4)	0.3	(0.3)	7.6	(0.1)
a    "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    Reflects profit sharing for Imbruvica international revenues.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	Fourth Quarter Ended December 31		Twelve Months Ended December 31
	2022	2021	2022	2021
Net revenues	$15,121	$14,886	$58,054	$56,197
Cost of products sold	4,170	4,320	17,414	17,446
Selling, general and administrative	3,417	3,260	15,260	12,349
Research and development[a]	1,790	1,827	6,510	6,922
Acquired IPR&D and milestones[a]	243	405	697	1,124
Other operating (income) expense, net	(1)	—	56	432
Total operating costs and expenses	9,619	9,812	39,937	38,273

Operating earnings	5,502	5,074	18,117	17,924

Interest expense, net	476	571	2,044	2,384
Net foreign exchange loss	40	16	148	51
Other expense, net	2,021	216	2,448	2,500
Earnings before income tax expense	2,965	4,271	13,477	12,989
Income tax expense	493	226	1,632	1,440
Net earnings	2,472	4,045	11,845	11,549
Net earnings (loss) attributable to noncontrolling interest	(1)	1	9	7
Net earnings attributable to AbbVie Inc.	$2,473	$4,044	$11,836	$11,542

Diluted earnings per share attributable to AbbVie Inc.	$1.38	$2.26	$6.63	$6.45

Adjusted diluted earnings per share[b]	$3.60	$3.08	$13.77	$11.83

Weighted-average diluted shares outstanding	1,778	1,778	1,778	1,777

a    During the three months ended March 31, 2022, AbbVie changed its classification of development milestone expense associated with licensing and collaboration arrangements in the consolidated statement of earnings. Milestone payments incurred prior to regulatory approval, which were previously included in research and development expense, are now presented as acquired IPR&D and milestones expense. The reclassification decreased research and development expense and increased acquired IPR&D and milestones expense by $162 million for the twelve months ended December 31, 2021 and had no impact on the three months ended December 31, 2021. The company believes this presentation assists users of the financial statements to better understand the total upfront and subsequent development milestone payments incurred to acquire in-process research and development projects. Prior periods have been revised to conform to the current period presentation. The reclassification had no impact on total operating costs and expenses, operating earnings, net earnings, net earnings attributable to AbbVie, Inc., earnings per share, or total equity.

b    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Weighted-average diluted shares outstanding includes the effect of dilutive securities.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Quarter Ended December 31, 2022
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,965	$2,473	$1.38
Adjusted for specified items:
Intangible asset amortization	1,961	1,636	0.92
Acquisition and integration costs	215	199	0.11
Change in fair value of contingent consideration	2,114	2,113	1.19
Income tax items	—	(143)	(0.08)
Other	157	144	0.08
As adjusted (non-GAAP)	$7,412	$6,422	$3.60
 a Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily include costs related to the Allergan acquisition. Income tax items include a benefit of $323 million related to tax law changes partially offset by certain other tax related items. Other primarily includes restructuring charges associated with streamlining global operations.
Beginning in the first quarter of 2022, the company includes acquired IPR&D and milestones expense in its reported non-GAAP financial measures. Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended December 31, 2022 included acquired IPR&D and milestones expense of $243 million on a pre-tax and after-tax basis, representing an unfavorable impact of $0.13 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Quarter Ended December 31, 2022
(in millions)	Cost of products sold	SG&A	R&D	Other operating income, net	Other expense, net
As reported (GAAP)	$4,170	$3,417	$1,790	$(1)	$2,021
Adjusted for specified items:
Intangible asset amortization	(1,961)	—	—	—	—
Acquisition and integration costs	1	(205)	(11)	—	—
Change in fair value of contingent consideration	—	—	—	—	(2,114)
Other	(99)	(62)	(38)	1	41
As adjusted (non-GAAP)	$2,111	$3,150	$1,741	$—	$(52)
3.    The adjusted tax rate for the fourth quarter of 2022 was 13.4 percent, as detailed below:

	Quarter Ended December 31, 2022
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,965	$493	16.6%
Specified items	4,447	498	11.2%
As adjusted (non-GAAP)	$7,412	$991	13.4%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Quarter Ended December 31, 2021
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$4,271	$4,044	$2.26
Adjusted for specified items:
Intangible asset amortization	1,806	1,490	0.84
Acquisition and integration costs	(191)	(212)	(0.12)
Change in fair value of contingent consideration	232	232	0.13
Litigation matters	200	167	0.09
Impacts related to tax law changes	—	(265)	(0.15)
Other	41	58	0.03
As adjusted (non-GAAP)	$6,359	$5,514	$3.08
 a Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs reflect a recovery of certain Allergan acquisition-related regulatory fees partially offset by Allergan-related integration costs and Soliton acquisition costs. Other primarily includes COVID-19 related expenses and certain tax related items.
Beginning in the first quarter of 2022, the company includes acquired IPR&D and milestones expense in its reported non-GAAP financial measures. Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended December 31, 2021 included acquired IPR&D and milestones expense of $405 million on a pre-tax and after-tax basis, representing an unfavorable impact of $0.23 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Quarter Ended December 31, 2021
(in millions)	Cost of products sold	SG&A	R&D	Other expense, net
As reported (GAAP)	$4,320	$3,260	$1,827	$216
Adjusted for specified items:
Intangible asset amortization	(1,806)	—	—	—
Acquisition and integration costs	(43)	250	(16)	—
Change in fair value of contingent consideration	—	—	—	(232)
Litigation matters	—	(200)	—	—
Other	(23)	(3)	(13)	(2)
As adjusted (non-GAAP)	$2,448	$3,307	$1,798	$(18)
3.    The adjusted tax rate for the fourth quarter of 2021 was 13.3 percent, as detailed below:

	Quarter Ended December 31, 2021
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$4,271	$226	5.3%
Specified items	2,088	618	29.6%
As adjusted (non-GAAP)	$6,359	$844	13.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Twelve Months Ended December 31, 2022
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$13,477	$11,836	$6.63
Adjusted for specified items:
Intangible asset amortization	7,689	6,430	3.61
Intangible asset impairment	770	604	0.34
Acquisition and integration costs	810	766	0.43
Change in fair value of contingent consideration	2,761	2,770	1.55
Pylera divestiture	(172)	(126)	(0.07)
Litigation matters	2,506	2,028	1.13
Income tax items	—	(26)	(0.02)
Other	429	315	0.17
As adjusted (non-GAAP)	$28,270	$24,597	$13.77
 a Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily include costs related to the Allergan acquisition. Litigation matters primarily include a charge related to a potential settlement of litigation involving Allergan's past sales of opioid products. Income tax items include a benefit of $323 million related to tax law changes partially offset by certain other tax related items. Other primarily includes restructuring charges associated with streamlining global operations.
Beginning in the first quarter of 2022, the company includes acquired IPR&D and milestones expense in its reported non-GAAP financial measures. Reported GAAP earnings and adjusted non-GAAP earnings for the twelve months ended December 31, 2022 included acquired IPR&D and milestones expense of $697 million on a pre-tax and $682 million on an after-tax basis, representing an unfavorable impact of $0.39 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Twelve Months Ended December 31, 2022
(in millions)	Cost of products sold	SG&A	R&D	Other operating expense, net	Other expense, net
As reported (GAAP)	$17,414	$15,260	$6,510	$56	$2,448
Adjusted for specified items:
Intangible asset amortization	(7,689)	—	—	—	—
Intangible asset impairment	(770)	—	—	—	—
Acquisition and integration costs	(83)	(468)	(30)	(229)	—
Change in fair value of contingent consideration	—	—	—	—	(2,761)
Pylera divestiture	—	—	—	172	—
Litigation matters	—	(2,506)	—	—	—
Other	(259)	(160)	(45)	1	34
As adjusted (non-GAAP)	$8,613	$12,126	$6,435	$—	$(279)
3.    The adjusted tax rate for the full-year 2022 was 13.0 percent, as detailed below:

	Twelve Months Ended December 31, 2022
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$13,477	$1,632	12.1%
Specified items	14,793	2,032	13.7%
As adjusted (non-GAAP)	$28,270	$3,664	13.0%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Twelve Months Ended December 31, 2021
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$12,989	$11,542	$6.45
Adjusted for specified items:
Intangible asset amortization	7,718	6,419	3.60
Acquisition and integration costs	344	215	0.12
Change in fair value of contingent consideration	2,679	2,677	1.50
Litigation matters	307	253	0.14
Impacts related to tax law changes	—	(265)	(0.15)
Other	360	313	0.17
As adjusted (non-GAAP)	$24,397	$21,154	$11.83
 a Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs reflect Allergan integration costs, Soliton acquisition costs as well as amortization of the acquisition date fair value step-up for inventory related to the Allergan acquisition partially offset by a recovery of certain Allergan acquisition-related regulatory fees. Other primarily includes the purchase of FDA priority review vouchers from third parties, COVID-19 related expenses, restructuring charges associated with streamlining global operations and certain tax related items.
Beginning in the first quarter of 2022, the company includes acquired IPR&D and milestones expense in its reported non-GAAP financial measures. Reported GAAP earnings and adjusted non-GAAP earnings for the twelve months ended December 31, 2021 included acquired IPR&D and milestones expense of $1.1 billion on a pre-tax and after-tax basis, as well as other operating expense related to the Calico collaboration of $500 million on a pre-tax and after-tax basis, representing an unfavorable impact of $0.90 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Twelve Months Ended December 31, 2021
(in millions)	Cost of products sold	SG&A	R&D	Other operating expense, net	Other expense, net
As reported (GAAP)	$17,446	$12,349	$6,922	$432	$2,500
Adjusted for specified items:
Intangible asset amortization	(7,718)	—	—	—	—
Acquisition and integration costs	(215)	(25)	(104)	—	—
Change in fair value of contingent consideration	—	—	—	—	(2,679)
Litigation matters	—	(307)	—	—	—
Other	(88)	(53)	(300)	68	13
As adjusted (non-GAAP)	$9,425	$11,964	$6,518	$500	$(166)
3.    The adjusted tax rate for the full-year 2021 was 13.3 percent, as detailed below:

	Twelve Months Ended December 31, 2021
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$12,989	$1,440	11.1%
Specified items	11,408	1,796	15.8%
As adjusted (non-GAAP)	$24,397	$3,236	13.3%